                                                                   EX 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                 As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.




                          ___________________________


Denver, Colorado
July 29, 1996